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                                                                    EXHIBIT 10.5

                             CONSULTING AGREEMENT

1.   Identification
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     This Consulting Agreement (the "Agreement") is made and entered into as of
February 2, 1998 by and between Four Media Company, a Delaware corporation, ("4MC"), and Sandra Hay ("Hay").

2    Recitals
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     2.1  4MC and its operating subsidiaries are engaged in the business of providing technical and creative services to the entertainment industry.

     2.2 Pursuant to the certain Stock Purchase Agreement dated November 14, 1997, entered into by and among 4MC and the Shareholders of Visualize, a California corporation d/b/a POP ("POP"), 4MC agreed to acquire all of the Common Stock of POP. POP is engaged in providing post production services to the entertainment industry.

     2.3  Hay was a substantial stockholder of POP.

     2.4 4MC desires to engage Hay as an independent contractor to provide advice for POP and Hay desires to provide such services on the terms and conditions hereinafter set forth. It is also contemplated that 4MC and Hay may enter into specific agreements in connection with the independent production by Hay of film and/or television product.

3.   Term
     ----

     This Agreement shall commence on the date hereof and shall continue for three (3) years, through the day prior to the third anniversary hereof ("Term").

4.   General Terms
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     4.1  Nature of Agreement.  The parties acknowledge and agree that Hay will
          -------------------
be retained by 4MC as an independent contractor, and not as an employee, and that, as an independent contractor of 4MC, Hay will be under the control, supervision and direction of 4MC only as to the results of the services provided to 4MC under the terms of this Agreement, and not as to the means by which such services are provided.

     4.2  Duties and Services.  During the term of this Agreement, Hay agrees to
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perform such consulting services in the areas of virtual set, animation, general production, film and overall aesthetics assigned to Hay by the Chief Executive Officer of 4MC, together with such other consulting services as may be assigned to Hay by the Chief Executive Officer of 4MC consistent with the knowledge and expertise of Hay. Except as specifically directed by 4MC, it is agreed that Hay shall have no authority to act on behalf of 4MC. Although no specific number of hours is required of Hay hereunder, it is understood that substantial time may be required to fulfill Hay's obligations hereunder and Hay shall work at such time or times as are reasonably required to fulfill her obligations hereunder.

5.   Compensation.
     ------------

     5.1  Basic Compensation.  In consideration of the consulting services to be
          ------------------
rendered by Hay hereunder 4MC shall pay to Hay the sum of One Hundred Thousand Dollars ($100,000), per annum, payable semi-monthly consistent with company policy.

     5.2  Discretionary Bonus.  In addition to the monthly compensation, 4MC may
          -------------------
make discretionary bonus payments to Hay under such terms, conditions and requirements as may be determined by 4MC's Chief Executive Officer in his sole discretion, it being contemplated that any such bonus or bonuses, if awarded, shall not exceed One Hundred Thousand Dollars ($100,000) during any year of the Term.

     5.3  Expenses.  4MC shall pay or reimburse Hay for the reasonable and
          --------
necessary expenses incurred by Hay in connection with the performance of her duties hereunder if such expenses have been previously approved by 4MC or if reimbursement is otherwise appropriate in accordance with 4MC's established policies and if 4MC receives such verification thereof as 4MC may require in order to qualify such expenses as deductible business expenses. Expenses shall be reimbursed in a timely fashion.
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     5.4  No Withholding.  Because Hay is retained as an independent contractor
          --------------
and not as an employee, 4MC and Hay acknowledge and agree that no federal and state taxes, social security contributions or other deductions shall be made by 4MC from the payments made to Hay pursuant to this Article 5, and that Hay will remain solely liable for the payment of all such taxes. Hay hereby expressly covenants to make such tax payments as may be required by applicable law and to indemnify and hold 4MC harmless for any liability 4MC may incur as a consequence of Hay's failure to make such payments.

6.   Benefits
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     6.1  Office; Assistant.  4MC shall provide Hay with an office and
          -----------------
reasonable and customary office supplies at one of its business locations in the West Los Angeles area, from which Hay may perform her consulting services as well as engage in her other production related activities. 4MC will also provide Hay with an assistant to the extent reasonably required for the performance by Hay of her duties hereunder.

     6.2  Discounts.  Hay personally, or any business controlled by Hay, shall
          ---------
be granted a 20% discount from 4MC charges as set forth on its rate card for post production services provided by 4MC for five years from the date hereof.

     6.3  No Additional Benefits.  Except as set forth in Sections 6.1 and 6.2,
          ----------------------
Hay shall receive no additional benefits hereunder, and Hay acknowledges that 4MC shall not be responsible for providing Hay with health insurance, pension benefits or any other benefits provided by 4MC to its employees.

7.  Termination, Death, Disability.
    ------------------------------

     7.1  Termination of Agreement With Cause.  In addition to any other
          -----------------------------------
remedies available to 4MC at law, in equity or as set forth in this Agreement, 4MC shall have the right, upon written notice to Hay, to immediately terminate this Agreement if Hay: (a) breaches any material provision of this Agreement and, if such breach is curable, in the sole judgment of 4MC, such breach is not cured within ten (10) days after written notice thereof from 4MC; or (b) has committed an act of gross misconduct in connection with the performance of her duties hereunder; or (c) demonstrates incompetence or habitual negligence in the performance of her duties; or (d) is convicted of or pleads nolo contendere to any misdemeanor involving moral turpitude or to any felony; or (e) has committed any act of fraud, misappropriation of funds or embezzlement in connection with her services hereunder.

     7.2  Death; Disability.  In the event that Hay dies or becomes Disabled (as
          -----------------
defined herein), this Agreement shall terminate when such death occurs or, upon written notice by 4MC, at any time after Disability occurs.

     For purposes of this Agreement Hay shall be deemed to be "Disabled" or have a "Disability" if, because of her physical or mental disability, she has been substantially unable to perform her duties hereunder for twelve (12) work weeks in any twelve (12)-month period.

     7.3  4MC Optional Termination.  In the event that sales by Hay of 4MC's
          ------------------------
services (whether such sales are to Hay, her company or third parties) does not equal or exceed $1,000,000 during any year of the Term, 4MC may terminate this Agreement upon 30 days' written notice. For purposes hereof a year shall be the 365-day period commencing on the date hereof, and the following 365-day period. There shall be deducted from the calculation of sales write-offs beyond the ordinary course.

     7.4  Hay Optional Termination.  Hay may terminate this Agreement at any
          ------------------------
time on 30 days written notice to 4MC.

     7.5  Obligations.  Hay acknowledges that, if this Agreement is terminated
          -----------
under this Article 7, 4MC shall have no further obligation to Hay except to pay any monthly compensation accrued but unpaid as of the date of termination, any reimbursement for expenses incurred in accordance with Section 5.3, post production discounts as provided for in Section 6.2 above, and any unpaid bonus theretofore actually awarded under Section 5.2.

8.  Production.
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     8.1  Fee.  It is understood that Hay is engaged in the business of selling
          ---
and producing film and television product which is of the type and within the scope of her consulting duties hereunder (the "Included Product"). To the extent that Hay or a business entity owned or controlled by her receives a producer's fee in connection with the production of an Included Product, such fee shall belong to 4MC until 4MC has fully recouped an amount equal to Hay's compensation hereunder in each year. After such recoupment in a year, 4MC shall be entitled to twenty percent (20%) of such fees in such year. 4MC's portion of such fees shall either be paid directly to 4MC or promptly paid over by Hay to 4MC. Solely for purposes of determining whether 4MC is entitled to a portion of such fees, a product shall not be an Included Product if Hay, despite compliance with the provision of Section 8.2, is unable to cause 4MC to perform the post production work upon such product.

     8.2  Post-Production Work.  To the extent that Hay or a business entity
          --------------------
owned or controlled by Hay produces Included Product, Hay shall use reasonable efforts to cause all post-production work for such Included Product during the Term to be performed by 4MC provided 4MC's rates are competitive.

     8.3  First Refusal.  To the extent that Hay or a business entity owned or
          -------------
controlled by her produces film product during the Term which is not Included Product, Hay shall give to 4MC a right of first refusal to perform the post-production work on such other product. Hay shall give reasonable notice to 4MC of the work to be performed and of the proposed third-party charges and 4MC shall be given a reasonable time period to elect to perform such post-production services upon such proposed terms and conditions.

9.  Ownership of Proceeds; Non-Disclosure
    -------------------------------------

     9.1  Results and Proceeds of Employment.  4MC shall be the sole and
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exclusive owner throughout the universe in perpetuity of all of the results and proceeds of Hay's services, work and labor during the Term in connection with Hay's services rendered to 4MC, free and clear of any and all claims, liens or encumbrances. All results and proceeds of such services, work and labor during the Term shall be deemed to be works-made-for-hire for 4MC within the meaning of the copyright laws of the United States and 4MC shall be deemed to be the sole author thereof in all territories and for all purposes. 4MC agrees and acknowledges that Hay will continue to produce her own programs and will continue to provide services to third parties as a producer and that 4MC shall not have any interest in the results, proceeds or profits associated with such work.

     9.2  Non-Disclosure of Confidential Information.  As used herein,
          ------------------------------------------
"Confidential Information" means any and all information affecting or relating to the business of 4MC and its affiliates, including without limitation, financial data, customer lists and data, licensing arrangements, business strategies, pricing information, product development, intellectual, artistic, literary, dramatic or musical rights, works, or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including without limitation, all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, themes, stories, treatments, ideas, concepts, technologies, art work, logos, hardware, software, and may be embodied in any and all computer programs, tapes, diskettes, disks, mailing lists, lists of actual or prospective customers and/or suppliers, notebooks, documents, memoranda, reports, files, correspondence, charts, lists and all other written, printed or otherwise recorded material of any kind whatsoever and any other information, whether or not reduced to writing, including "know-how", ideas, concepts, research, processes, and plans. "Confidential Information" does not include information that is in the public domain, information that is generally known in the trade, or information that Hay can prove she acquired wholly independently of his services for 4MC. Hay shall not, at any time during the Term or thereafter, directly or indirectly, disclose or furnish to any other person, firm or corporation any Confidential Information, except in the course of the proper performance of her duties hereunder or as required by law (in which event Hay shall give prior written notice to 4MC and shall cooperate with 4MC and 4MC's counsel in complying with such legal requirements). Promptly upon the expiration or termination of Hay's services hereunder for any reason or whenever 4MC so requests, Hay shall surrender to 4MC all documents, drawings, work papers, lists, memoranda, records and other data (including all copies) constituting or pertaining in any way to any of the Confidential Information.

     9.3  Non-Competition.  Hay shall not, for so long as she is entitled to
          ---------------
compensation under or pursuant to this Agreement, directly or indirectly: (a) compete with 4MC; or (b) be interested in, employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as such terms are hereinafter defined); provided, however,
                                                              --------  -------
that notwithstanding the foregoing, Hay may make solely passive investments in any Competing Entity the common stock of which is "publicly held," and of which Hay shall not own or control, directly or indirectly, in the aggregate securities which constitute more than two (2%) percent of the voting rights or equity ownership of such Competing Entity; or (c) solicit or divert any business or any customer from 4MC or assist any person, firm or corporation in doing so or attempting to do so; or (d) cause or seek to cause any person, firm or corporation to
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refrain from dealing or doing business with 4MC or assist any person, firm or corporation in doing so or attempting to do so.

     For purposes of this Section 9.3, (i) the term "Competing Entity" shall mean any entity which presently or during the period referred to above engages in any business activity 4MC is then engaged in or proposes to be engaged in; and (ii) the term "Territory" shall mean any geographic area in which 4MC conducts business during such period.

     9.4   Non-Solicitation.  Hay shall not, for a period of one (1) year from
           ----------------
the date of any termination or expiration of her services hereunder, directly or indirectly: (a) solicit or hire, or attempt to solicit or hire, any employee of 4MC (except for her personal assistant), or assist any person, firm or corporation in doing so or attempting to do so; or (b) plan for, acquire any financial interest in or perform any services for herself or any other entity in connection with a business in which Hay's interest, duties or activities would inherently require Hay to reveal any Confidential Information; or (c) solicit or cause to be solicited the disclosure of or disclose any Confidential Information for any purpose whatsoever or for any other party.

     9.5   Breach of Provisions.  In the event that Hay shall breach any of the
           --------------------
provisions of this Article 9, or in the event that any such breach is threatened by Hay, in addition to and without limiting or waiving any other remedies available to 4MC at law or in equity, 4MC shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Article 9.
Hay acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, Hay shall not use as a defense thereto that there is an adequate remedy at law.

     9.6   Reasonable Restrictions.  The parties acknowledge that the foregoing
           -----------------------
restrictions, the duration and the territorial scope thereof as set forth in this Article 9, are under all of the circumstances reasonable and necessary for the protection of 4MC and its business.

     9.7   Definition.  For purposes of this Article 9, the term "4MC" shall be
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deemed to include any subsidiary of, affiliate of, predecessor to or successor of 4MC.

10.  Miscellaneous
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     10.1  Binding Effect.  This Agreement shall be binding upon and inure to
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the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns; provided that the rights and
                                             --------
obligations of Hay hereunder shall not be assignable by her.

     10.2  Notices.  Any notice provided for herein shall be in writing and
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shall be deemed to have been given or made when personally delivered or three
(3) days following deposit for mailing by first class registered or certified mail, return receipt requested, or if delivered by facsimile transmission, upon confirmation of receipt of the transmission, to the address of the other party set forth below or to such other address as may be specified by notice given in accordance with this Section 9.2:

     If to 4MC:                 Four Media 4MC
                                2813 W. Alameda Avenue
                                Burbank, CA  91505
                                Attention:   Robert T. Walston, C.E.O.
                                Fax No.:818/846-5197

     With a copy to:   Greenberg Glusker Fields Claman
                                  & Machtinger LLP
                                1900 Avenue of the Stars, #2100
                                Los Angeles, CA  90067
                                Attention:    Bernard Shearer, Esq.
                                Fax No.:310/553-0687

     If to Hay:                 Sandra Hay
                                1196 Mountain Drive
                                Montecito, CA  93108
                                Fax No.:805/565-2340

     With a copy                Stein & Kahan
     to:                        1299 Ocean Avenue
                                Santa Monica, CA  90401
                                Attention:  Robert L. Kahan, Esq.
                                Fax No.:310/394-4759

     10.3  Severability.  If any provision of this Agreement, or portion
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thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

     10.4  Arbitration.  Any controversy, claim or dispute arising out of or
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in any way relating to this Agreement, the alleged breach thereof, and/or Hay's relationship with 4MC or termination therefrom shall be determined by binding arbitration administered by the American Arbitration Association applicable rules ("Rules") which are in effect at the time of the arbitration or the demand therefor. The Rules are hereby incorporated by reference. California Code of Civil Procedure (S)1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction, even if a party who received notice under the Rules fails to appear at the arbitration hearing(s). The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph. The prevailing party in any such arbitration shall be entitled to an award of reasonable attorneys' fees and costs of the arbitration.

     10.5  Waiver.  No waiver by a party hereto of a breach or default hereunder
           ------
by the other party shall be considered valid unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

     10.6  Entire Agreement.  This Agreement sets forth the entire agreement
           ----------------
between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understanding between 4MC and Hay, whether written or oral, fully or partially performed relating to any or all matters covered by and contained or otherwise dealt with in this Agreement.

     10.7  Amendment.  No modification, change or amendment of this Agreement or
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any of its provisions shall be valid unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

     10.8  Authority.  The parties each represent and warrant that they have the
           ---------
power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

     10.9  Applicable Law.  This Agreement, and all of the rights and
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obligations of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law.

     10.10  Counterparts.  Thus Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      "4MC"

                                      FOUR MEDIA COMPANY



                                      By:________________________________

                                      Name:______________________________

                                      Title:_____________________________

                                      "HAY"


                                      ___________________________________
                                      Sandra Hay